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EXHIBIT 5

LEGAL OPINION

                      Opinion of Leslie J. Parrette, Jr.

                               August 13, 2001


UtiliCorp United Inc.
20 West 9th Street
Kansas City, Missouri 64105

Ladies and Gentlemen:

         I have acted as counsel to UtiliCorp United Inc., a Delaware corporation (the "Company") in connection with its filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the following securities to be offered from time to time by the Company on the terms to be determined at the time of the offering: (i) Common Stock, par value $1.00, of the Company (the "Common Stock"); and (ii) Senior Notes of the Company (the "Senior Notes").

         I am familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

         On the basis of such examination, I am of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws has been complied with:

         1. The Common Stock, which has been duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (ii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto.

         2. The Senior Notes will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as:
(i) the terms of the Senior Notes and of their issuance and sale have been approved by appropriate action of the Company; (ii) the Senior Notes have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (iii) the Senior Notes have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                       Very truly yours,


                                       /s/ LESLIE J. PARRETTE, JR.
                                       ---------------------------
                                       Leslie J. Parrette, Jr.
                                       Senior Vice President and General Counsel
                                       UtiliCorp United Inc.